Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 3 TO

PURCHASE AND SALE AGREEMENT

This AMENDMENT NO. 3 TO PURCHASE AND SALE AGREEMENT, dated as of April 20, 2022 (this “Amendment”), among PG&E AR Facility, LLC, a Delaware limited liability company (the “Buyer”), Pacific Gas and Electric Company, a California corporation (“PG&E”), as initial Servicer (in such capacity, the “Servicer”) and as an originator (in such capacity, the “Originator”), JPMorgan Chase Bank, N.A. (“JPM”), as a Committed Lender and as a Group Agent, Jupiter Securitization Company LLC (“Jupiter”), as a Conduit Lender, Mizuho Bank, Ltd. (“Mizuho”), as a Committed Lender and as a Group Agent, BNP Paribas (“BNP”), as a Committed Lender and as a Group Agent, Starbird Funding Corporation (“Starbird”), as a Conduit Lender, Victory Receivables Corporation (“Victory”), as a Conduit Lender, and MUFG Bank, Ltd. (“MUFG”), as a Committed Lender, as a Group Agent and as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Buyer, the Servicer and the Originator have heretofore entered into that certain Purchase and Sale Agreement, dated as of October 5, 2020 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Agreement”); and

WHEREAS, concurrently herewith, the Buyer, as borrower, the Servicer, PG&E, as retention holder, the Administrative Agent and the Lenders and Group Agents party thereto are entering into that certain Amendment No. 6 to Receivables Financing Agreement, dated as of the date hereof (the “RFA Amendment”); and

WHEREAS, the parties hereto seek to modify the Agreement upon the terms hereof.

NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), each of the parties hereto agree as follows:

A G R E E M E N T:

1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) Section 1.1 of the Agreement.

2. Amendments to the Agreement. Effective as of the date hereof, the Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.

3. Conditions to Effectiveness. This Amendment shall be effective concurrently with the effectiveness of the RFA Amendment.

4. Certain Representations and Warranties. Each of the Buyer, the Servicer and the Originator represents and warrants to each Credit Party as of the date hereof, as follows:

(a) Representations and Warranties. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, all of its respective representations and warranties contained in the Agreement (other than the representations and warranties set forth in Sections 4.1(f)(ii) and (i) of the Agreement) and each other Transaction Document to which it is a party that (x) do not contain a materiality qualification are true and correct in all material respects on and as of the date hereof, and (y) contains a materiality qualification are true and correct on and as of the date hereof (or, to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct in all material respects, or true and correct, as the case maybe, as of such earlier date).

(b) Power and Authority; Due Authorization. That it has all necessary corporate power, limited liability company power, and authority (as applicable) to (i) execute and deliver this Amendment and the transactions contemplated hereby and (ii) perform its obligations under this Amendment, the Agreement (as amended hereby) and each of the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Amendment, the Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as applicable.

(c) Binding Obligations. This Amendment, the Agreement (as amended hereby) and each of the other Transaction Documents to which it is a party constitute the legal, valid and binding obligations of the Buyer, the Servicer and the Originator, as applicable, enforceable against the Buyer, the Servicer or the Originator, as applicable, in accordance with their respective terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies hereunder or under the Transaction Documents.

(d) No Event of Default or Termination Events. No Sale Termination Event, Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, and no Sale Termination Event, Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event would result from this Amendment or the transactions contemplated hereby.

5. Reference to and Effect on the Agreement and the Other Transaction Documents.

(a) From and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import, and each reference in each of the other Transaction Documents to the “Purchase and Sale Agreement”, “thereunder”, “thereof” or words of like import, in each case referring to the Agreement, shall mean and be, a reference to the Agreement, as amended hereby.

(b) The Agreement (except as specifically amended herein) and the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect in accordance with its respective terms.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or amendment to, any right, power or remedy of the Administrative Agent or any other Credit Party under, nor constitute a waiver of or amendment to, any other provision or condition under, the Agreement or any other Transaction Document.

6. Costs and Expenses. The Buyer agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the other Credit Parties in connection with the preparation, negotiation, execution and delivery of this Amendment and the transactions contemplated hereby.

7. GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

8. Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

9. Integration. This Amendment, the Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

10. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof or any other electronic means as provided in the immediately following sentence. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this

Amendment and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

12. Mutual Negotiations. This Amendment is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Amendment or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Amendment, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

13. Headings. The captions and headings of this Amendment are included herein for convenience of reference only and shall not affect the interpretation of this Amendment.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PG&E AR FACILITY, LLC, as Buyer By: /s/ Monica Klemann Name: Monica Klemann Title: Assistant Treasurer

PACIFIC GAS AND ELECTRIC COMPANY, as the Servicer and as the Originator By: /s/ Margaret Becker Name: Margaret Becker Title: Vice President and Treasurer

S-1	Amendment No. 3 to PSA

MUFG BANK, LTD., as Administrative Agent By: /s/ Christopher Pohl Name: Christopher Pohl Title: Managing Director

MUFG BANK, LTD., as Group Agent for the MUFG Group By: /s/ Christopher Pohl Name: Christopher Pohl Title: Managing Director

MUFG BANK, LTD., as a Committed Lender By: /s/ Christopher Pohl Name: Christopher Pohl Title: Managing Director

VICTORY RECEIVABLES CORPORATION, as a Conduit Lender By: /s/ Kevin J. Corrigan Name: Kevin J. Corrigan Title: Vice President

S-2	Amendment No. 3 to PSA

MIZUHO BANK, LTD., as Group Agent for the Mizuho Group By: /s/ Richard A. Burke_______________________ Name: Richard A. Burke Title: Managing Director

MIZUHO BANK, LTD., as a Committed Lender By: /s/ Richard A. Burke______________________ Name: Richard A. Burke Title: Managing Director

S-3	Amendment No. 3 to PSA

BNP PARIBAS,
as Group Agent for the BNP Group

By: /s/ Chris Fukuoka_______________________
Name: Chris Fukuoka
Title: Director

By: /s/ Advait Joshi_______________________
Name: Advait Joshi
Title: Director

BNP PARIBAS, as a Committed Lender

By: /s/ Chris Fukuoka_______________________
Name: Chris Fukuoka
Title: Director

By: /s/ Advait Joshi_______________________
Name: Advait Joshi
Title: Director

STARBIRD FUNDING CORPORATION, as a Conduit Lender

By: /s/ David V. DeAngelis________________
Name: David V. DeAngelis
Title: Vice President

S-4	Amendment No. 3 to PSA

JPMORGAN CHASE BANK, N.A.,
as Group Agent for the JPM Group

By: /s/ Corina Mills_________________________
Name: Corina Mills
Title: Executive Director

JPMORGAN CHASE BANK, N.A., as a Committed Lender

By: /s/ Corina Mills_________________________
Name: Corina Mills
Title: Executive Director

JUPITER SECURITIZATION COMPANY LLC, as a Conduit Lender

By: /s/ Corina Mills_________________________
Name: Corina Mills
Title: Executive Director

S-5	Amendment No. 3 to PSA

Exhibit A

(Attached)

~~CONFORMED COPY~~EXECUTION VERSION

~~Conformed~~EXHIBIT A To Amendment ~~2~~3 to the Purchase and Sale Agreement, Dated as

of

~~March 18,~~April 20, 2022

PURCHASE AND SALE AGREEMENT

dated as of October 5, 2020

between

PACIFIC GAS AND ELECTRIC COMPANY,

as Servicer

and the

ORIGINATORS FROM TIME TO TIME PARTY HERETO,

as Originators

and

PG&E AR FACILITY, LLC,

as Buyer

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TABLE OF CONTENTS

(continued)

		Page
SECTION 8.3	Notices, Etc.	~~30~~31

SECTION 8.4	Binding Effect; Assignment	31

SECTION 8.5	Survival	31

SECTION 8.6	Costs and Expenses	31

SECTION 8.7	Execution in Counterparts	32

SECTION 8.8	Governing Law	~~32~~33

SECTION 8.9	Waiver of Jury Trial	~~32~~33

SECTION 8.10	Consent to Jurisdiction; Waiver of Immunities	33

SECTION 8.11	Confidentiality	~~33~~34

SECTION 8.12	No Proceedings	~~33~~34

SECTION 8.13	No Recourse Against Other Parties	~~33~~34

SECTION 8.14	Grant of Security Interest	34

SECTION 8.15	Binding Terms in Other Transaction Documents	34

SECTION 8.16	Joint and Several Liability	34

SECTION 8.17	Severability	34

ANNEX 1	UCC Details Schedule
ANNEX 2	Notice Information
EXHIBIT 2.3(d)	Form of Subordinated Note

-ii-

of PG&E and its consolidated Subsidiaries as of such date, and its consolidated income and its consolidated cash flows for the respective fiscal year or portion of the fiscal year then ended, subject, in the case of the financial statements referred to in clause (b), to the absence of footnotes and to normal year-end audit adjustments.

(o) Investment Company Act. Such Originator is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(p) Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(q) Solvent. Such Originator is Solvent.

(r) Plan of Reorganization; Confirmation Order. (i) The Plan of Reorganization has been confirmed by the Bankruptcy Court and the “Effective Date” of the Plan of Reorganization has occurred and (ii) the Confirmation Order is in full force and effect and no stay thereof is in effect.

(s) Opinions. The facts regarding such Originator, the Receivables, the Related Rights and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(t) Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Lenders, the Group Agents and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from such Originator.

(u) Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. None of the PG&E Parties ~~or~~nor any of their respective Subsidiaries, nor, to the knowledge of any PG&E Party, any director, officer, agent, Affiliate or employee of any PG&E Party or any of ~~its~~their respective Subsidiaries is currently (i) the subject of any Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanctions. None of the PG&E Parties ~~or~~nor any of their respective Subsidiaries, nor, to the knowledge of ~~the~~any PG&E Part~~ies~~y, any director, officer, agent, Affiliate or employee of any PG&E Party or any of their respective Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect by any such Person of the FCPA or of any other Anti-Corruption Laws.

(v) Proceeds. No ~~proceeds received by any PG&E Party or any of their respective Subsidiaries or Affiliates in connection with any sale will be used in any manner that will violate Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.~~ PG&E Party will use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds (a) to any Subsidiary, joint venture partner or other Person, to fund the activities of any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any Sanctions, or (b) directly, or, to the knowledge of such PG&E Party, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or of any Anti-Corruption Laws.

(w) No Linked Accounts. Except for the Servicer’s Accounts, there are no “Linked Accounts” (as defined in the applicable Account Control Agreement) with respect to any Account maintained at any Account Bank.

(x) ERISA. No Reportable Event has occurred during prior five years with respect to any Plan, and each Plan has complied with the applicable provisions of ERISA and the Code, except, in each case, to the extent that any such Reportable Event or failure to comply with the applicable provisions of ERISA or the Code could not reasonably be expected to result in a Material Adverse Effect. During the prior five years, there has been no (i) failure to make a required contribution to any Plan that would result in the imposition of an Adverse Claim or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such an Adverse Claim; or (ii) “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, except, in each case, to the extent that such event could not reasonably be expected to result in a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Adverse Claim in favor of the PBGC or a Plan has arisen, during the prior five-years. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date for which a certified actuarial valuation report is available prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except as could not reasonably be expected to result in a Material Adverse Effect. Neither any PG&E Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan during the prior five years that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither any PG&E Party nor any Commonly Controlled Entity would become subject to any liability under ERISA if any PG&E Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except as could not reasonably be expected to result in a Material Adverse Effect. No such Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA) or in Insolvency.

(y) No Fraudulent Conveyance. No sale or contribution hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) such Originator provides the Buyer, the Administrative Agent or such Group Agent with notice that information is being withheld due to the existence of such confidentiality obligation) as the Buyer, the Administrative Agent or any Group Agent may from time to time reasonably request.

(c) Notices. Notice in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after) a Responsible Officer or a Financial Officer of any Originator learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Events of Default, Unmatured Events of Default, Termination Events or Unmatured Terminations Events. The occurrence of any Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event.

(ii) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Receivables or Related Rights or any portion thereof, (B) any Person other than the Buyer, the Servicer, the Collection Account Agent or the Administrative Agent shall obtain any rights or direct any action with respect to any Account (or related Lock-Box), or (C) any Obligor shall receive any change in payment instructions with respect to Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(iii) Name Changes. Any change in any Originator’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements or similar filings.

(iv) ~~[Reserved].~~Disputes. The occurrence of any dispute between any PG&E Party or any Affiliate thereof and the CPUC or any other Governmental Authority regarding any material portion of Tax Charges or any material portion of CPUC Fees.

(v) ERISA Event. The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect (provided, that, any judicial proceeding instituted by PBGC that, within 60 days after the institution of such proceeding, has been withdrawn or stayed by PBGC or otherwise, shall be disregarded for the purpose of this Section 5.3(c)(v)).

(vi) Sale Termination Event. The occurrence of a Sale Termination Event.

SECTION 5.4 Negative Covenants of Each Originator. From the date hereof until the Final Payout Date, each Originator shall not, without the prior written consent of Administrative Agent and Buyer, do or permit to occur any act or circumstance with which it has

(xxiii) any failure of an Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by an Account Bank of any Account Control Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent or the Collection Account Agent to an Account Bank under any Account Control Agreement;

(xxiv) the existence of any “Linked Account” (as defined in the applicable Account Control Agreement) with respect to any Account (including any such “Linked Account” permitted hereunder) and any debit from or other charge against any Account as a result of any “Settlement Item” (as defined in the applicable Account Control Agreement) that originated in any Servicer’s Account or any account other than an Account;

(xxv) any failure of the Collection Account Agent to comply with the terms of the Intercreditor Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent under the Intercreditor Agreement; ~~or~~

(xxvi) any investigation, litigation, dispute or proceeding (actual or threatened) related to (A) any Account or any amounts on deposit therein or (B) the Intercreditor Agreement;

(xxvii) any civil penalty or fine assessed by the CPUC or any other Governmental Authority related to the failure by any PG&E Party to timely remit any CPUC Fees that are due and owing to the CPUC;

(xxviii) any investigation, litigation, contest, dispute or proceeding (actual or threatened) related to the failure by any PG&E Party to timely remit any Tax Charges that are due and owing to the applicable Governmental Authority; or

(xxix) any civil penalty or fine assessed by any other Governmental Authority related to the failure by any PG&E Party to timely remit any Tax Charges that are due and owing to the applicable Governmental Authority.

SECTION 7.2 Contribution. If for any reason the indemnification provided above in this Article VII is unavailable to an Originator Indemnified Party or is insufficient to hold an Originator Indemnified Party harmless for Originator Indemnified Amounts, then each Originator shall contribute to the amount paid or payable by such Originator Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Originator Indemnified Party on the one hand and such Originator on the other hand but also the relative fault of such Originator Indemnified Party as well as any other relevant equitable considerations.

“Senior Interest Holders” means, collectively, each Lender, each Group Agent, the Administrative Agent and the other Affected Persons (each as defined in the Receivables Financing Agreement) and their permitted assigns.

“Subordination Provisions” is defined in Section 7 hereof.

3. Interest. Subject to the Subordination Provisions, Buyer promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each interest payment date as set forth in Section 4 hereof at a variable rate equal to the sum of the Applicable Rate in effect from time to time during the term of this Subordinated Note plus 1% per annum. “Applicable Rate” means the Term SOFR Reference Rate for a tenor of 1-month ~~LIBOR rate~~ published ~~in~~by ~~T~~the ~~Wall Street Journal~~Term SOFR Administrator on the first Business Day of each month ~~(“LIBOR”); provided, that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred under the RFA or with respect to the then-current Applicable Rate, then “LIBOR” or its replacement rate determined in accordance herewith, as applicable, means the then-current Benchmark Replacement, with a tenor of one (1) month; provided, further, that during any Benchmark Unavailability Period or at any time that a one (1) month tenor for the then-current Benchmark is not an Available Tenor, the Applicable Rate shall be equal to the immediately preceding Applicable Rate determined in accordance with the provisions hereof.~~

4. Interest Payment Dates. Subject to the Subordination Provisions, Buyer shall pay accrued interest on this Note for each Settlement Period on each Settlement Date (or on such earlier date as Buyer may elect from time to time) and on the Final Maturity Date (as defined in the Receivables Financing Agreement) (or, if any such day is not a Business Day, the next succeeding Business Day). Buyer also shall pay accrued interest on the principal amount of each prepayment hereof on the date of each such prepayment.

5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

6. Principal Payment Dates. Subject to the Subordination Provisions, any unpaid principal of this Note shall be paid on the Final Maturity Date (or, if such date is not a Business Day, the next succeeding Business Day). Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty.

7. Subordination Provisions. The obligations under this Note are expressly subordinated in right of payment to the payment and performance of the Senior Interests, and any payment hereunder is pari passu in right of payment and performance to all other Junior Liabilities, to the extent and in the manner set forth in the following clauses of this Section 7 (the “Subordination Provisions”). Buyer covenants and agrees, and Company and any other assignee, transferee or pledgee of this Note (collectively, Company and any such other assignee, transferee or pledgee are called the “Holder”), by its acceptance of any sale, assignment, transfer or pledge of this Note, shall be deemed conclusively to have agreed for the benefit of the Senior Interest Holders, to the Subordination Provisions and the Company and each Holder by its acceptance of this Note shall be bound by such provisions:

Exhibit 2.3(d), Page 2